EXHIBIT 99.1

PennantPark Floating Rate Capital Ltd. Issues Letter to Stakeholders

NEW YORK, April 06, 2020 (GLOBE NEWSWIRE) -- PennantPark Floating Rate Capital Ltd. (the “Company”) (NASDAQ: PFLT) (TASE: PFLT) announced today that it issued an open letter to its stakeholders regarding a business update amid the COVID-19 pandemic.

The full text of the letter follows:

Dear Stakeholders:

We felt it important to provide an update on PennantPark Floating Rate Capital Ltd. (“PFLT,” “we,” “us” or “our”) in light of the massive economic and capital markets disruptions caused by COVID-19.  First and foremost, we hope that you are safe and healthy in these difficult times. Fortunately, our entire PennantPark team is safe and healthy and has been successfully working remotely from home for the past three weeks. Our contingency planning has functioned effectively and as intended. As a result, the transition of our entire team to remote work has been smooth, and we are currently fully capable of maintaining our normal functionality to complete our operational requirements. We have also taken several measures to maintain the strong culture that we cherish despite the distance.  We have always believed in open and transparent communication with all of our stakeholders and remain committed to those principles today. While it is too early to quantify the impact of COVID-19 on PFLT, we want to take this opportunity to share certain observations as we navigate through these unprecedented circumstances.

We have an experienced investment team that has managed through multiple economic cycles, including the Global Financial Crisis.  Our principal focus has been on our existing portfolio.  Because we believe in proactive communication, we have been in frequent dialogue with our portfolio companies’ management teams and their sponsor owners over the last month. In addition, we have strong analytics around the portfolio, so that we can understand and assess the likely impacts of the ongoing disruption caused by COVID-19 on our portfolio companies, as well as their ability to withstand those likely impacts.

We have built resilience into the PFLT portfolio through a disciplined, diversified investment strategy.  The PFLT portfolio includes investments in 102 companies, representing 42 different industries.  Our value-oriented investment philosophy focuses on preserving capital and ensuring that our investments have an appropriate return profile in relation to risk. We have positioned our portfolio away from direct exposure to areas of the economy that we believe, based on currently available information, are likely to be most impacted by the COVID-19 pandemic.  In particular, we have generally avoided direct investments in more cyclical industries that have been hard hit by the spread of COVID-19, including restaurants, retail, apparel, and airlines.  In addition, we have no direct investments in energy or oil and gas related companies.  Nevertheless, there are some companies in our portfolio that have seen a significant drop in revenues during March given the impact of COVID-19, such as those in the events and gaming industries, and we know that others are likely to suffer declines as economic disruptions continue.  As of December 31, 2019, gaming represented approximately 8.3% of the portfolio and its subsidiaries, across seven investments.  Fortunately, our largest investment in the gaming industry was substantially refinanced in the last 10 days, and two other portfolio companies are undertaking construction-phase projects which provide them with interest reserves into mid-2021. On the positive side, many of our portfolio companies are in businesses such as government services, defense contracting, software/communications, and cybersecurity, which collectively comprise a substantial portion of our portfolio, and which we believe, based on current circumstances, will be less impacted by COVID-19 and its associated economic disruptions.

Our portfolio is also made more robust by our investment positioning at the top of our portfolio companies’ capital structure -- fully 89% of our investments are first lien, senior secured loans made at reasonable leverage ratios, with leverage through our security of approximately 4.2x as of December 31, 2019.  Moreover, we have focused our lending activity on the U.S. middle market, which we believe represents a highly dynamic segment of the economy and benefits from terms, structures and yields that are more attractive to lenders than those of larger companies.

PFLT has a strong capital structure with diversified funding sources and no near-term maturities, including a $520 million revolving credit facility maturing in 2023 with a syndicate of 11 banks ($336 million drawn as of December 31, 2019); $139 million unsecured senior notes maturing in 2023; and $228 million of asset-backed debt associated with PennantPark CLO I, Ltd. due 2031. We have been in consistent dialogue with our lenders since the beginning of the COVID-19 disruption and are thankful for their support.

Based on all of these factors, we believe PFLT is well positioned to confront the COVID-19 downturn and to prosper when the economy eventually recovers. Our management team has sought to align interests closely with investors. As previously disclosed, since mid-February, officers, directors and employees have purchased over 500,000 additional shares of PFLT common stock.

In closing, we want you to know our deeply experienced team is working tirelessly to protect principal and maximize value in the portfolio for all of our stakeholders.

Sincerely,

Art Penn
Chief Executive Officer

ABOUT PENNANTPARK FLOATING RATE CAPITAL LTD.

PennantPark Floating Rate Capital Ltd. is a business development company which primarily invests in U.S. middle-market private companies in the form of floating rate senior secured loans, including first lien secured debt, second lien secured debt and subordinated debt. From time to time, the Company may also invest in equity investments. PennantPark Floating Rate Capital Ltd. is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, which has approximately $3.8 billion of assets under management.  Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions.  PennantPark Investment Advisers, LLC is headquartered in New York and has offices in Chicago, Houston and Los Angeles.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act and Section 21E(b)(2)(B) of the Exchange Act the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Floating Rate Capital Ltd. files under the Exchange Act.  All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. PennantPark Floating Rate Capital Ltd. undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

CONTACT:
Aviv Efrat
PennantPark Floating Rate Capital Ltd.
(212) 905-1000
www.pennantpark.com